Exhibit 4.14

**Confidential portions have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission (the “Commission”)**

AMENDMENT # 1 TO EXCLUSIVE LEAD SHARING

AND DISTRIBUTION AGREEMENT

THIS AMENDMENT # 1 TO EXCLUSIVE LEAD SHARING AND DISTRIBUTION AGREEMENT (this “Amendment”) is made effective as of this 24 day of October, 2016 (the “Effective Date”) by and between Mazor Robotics Ltd., with a principal office located at 7 HaEshel Street, Caesarea Park South, Israel 3088900 (“Mazor”) and Medtronic Navigation, Inc., having a principal office located at 826 Coal Creek Circle, Louisville, CO 80027 (“Medtronic” and, together with Mazor, the “Parties”) to that certain Exclusive Lead Sharing and Distribution Agreement (the “Agreement”) entered into effective as of May 18, 2016.

WHEREAS, pursuant to the terms of the Agreement, Mazor appointed Medtronic and Medtronic accepted appointment as (i) its co-exclusive lead generation partner for the MazorX System for spinal applications in the United States, (ii) its non-exclusive lead generation partner for the MazorX System for spinal applications in Europe, and (iii) subject to the achievement of certain lead generation milestones as set forth in the Agreement, its exclusive distributor for the MazorX System for spinal applications in certain Territories throughout the world;

WHEREAS, pursuant to the terms of the Agreement, the Parties agreed to certain milestones with respect to the generation of Qualified Leads;

WHEREAS, the Parties now desire to amend the terms of the Agreement in order to further define certain terms related to the generation and calculation of credit for Qualified Leads;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENT

1.	Capitalized terms not otherwise defined in this Amendment shall have the same meaning as ascribed to them in the Agreement.

2.	Except as specifically set forth herein in this Amendment, the terms and conditions of the Agreement remain in full force and effect.

3.	Section 1.46 of the Agreement is amended to read as follows:

“Qualified Lead” means a Two-Surgeon Lead, One-Surgeon Lead, or Collaboration Lead, as applicable.  The following shall apply to Qualified Leads:

(a)	Two Surgeon Leads

For each Two-Surgeon Lead that results in the sale of a MazorX System during the Lead Generation Period, Medtronic shall be credited with [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]; otherwise, for each Two-Surgeon Lead that does not result in the sale of a MazorX System during the Lead Generation Period, Medtronic shall be credited with [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

(b)	One Surgeon Leads

[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

For each One-Surgeon Lead that results in the sale of [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

(c)	Collaboration Leads

For each Collaboration Lead that results in the sale of a MazorX System during the Lead Generation Period, Medtronic shall be credited with [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

(d)	Lead Cap

The maximum cumulative number of Qualified Leads that Medtronic can earn from One-Surgeon Leads and Collaboration Leads that do not result in the sale of a MazorX System during the Lead Generation Period is [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

4.	A new Section 1.60 is added to the Agreement:

1.60.
“Two-Surgeon Lead” means a sales account with respect to which [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

5.	A new Section 1.61 is added to the Agreement:

1.61
“One-Surgeon Lead” means a sales account with respect to which at least [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

6.	A new Section 1.62 is added to the Agreement:

1.62	“Collaboration Lead” [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

7.	Section 4.1 of the Agreement is amended to read as follows:

4.1
Generation of Qualified Leads.  During the U.S. Lead Generation Period, Medtronic will generate and provide to Mazor Two-Surgeon Leads and One-Surgeon Leads, and work together with Mazor on Collaboration Leads, in accordance with Applicable Laws and the terms and conditions of this Agreement and the Medtronic Sales and Marketing Plan (“Lead Generation Services”).  Mazor acknowledges that Medtronic does not guarantee the success of the Lead Generation Services or that the Lead Generation Milestone Amount will be obtained as a result of Medtronic’s efforts.  Medtronic will provide Mazor with a quarterly report detailing the Lead Generation Services.

8.	Section 4.4(a) of the Agreement is amended to read as follows:

4.4 (a)
Lead Generation Fees.  With respect to each sale of a MazorX System during the Lead Generation Period resulting from a Two-Surgeon Lead, a One-Surgeon Lead or a Collaboration Lead, Mazor will pay to Medtronic a fee (a “Lead Generation Fee”) equal to the greater of (i) [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] and (ii) an amount equal to twenty-five percent (25%) of the Net Sales received by such sale.  Once Mazor has paid Medtronic [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] Lead Generation Fees, for each additional sale of a MazorX System during the Lead Generation Period resulting from a Two-Surgeon Lead, a One-Surgeon Lead or a Collaboration Lead, Mazor will pay to Medtronic a fee equal to the greater of (i) [THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION] and (ii) an amount equal to twelve-and-one-half percent (12.5%) of the Net Sales received by such sale.  No Lead Generation Fee shall be payable with respect to any Demo Units or any Initial Placed Unit even if such unit is sold to a customer.

If, however, Medtronic does not deliver seventy-five percent (75%) of the Lead Generation Milestone Amount by the end of the eleventh (11th) month of the U.S. Lead Generation Period, then with respect to each sale of a MazorX System resulting from a Qualified Lead delivered after the end of the eleventh (11th) month, the Lead Generation Fee will be reduced by half; provided, that the Lead Generation Fee will not be reduced by half if it has already been reduced by half after payment of the thirty-fourth (34th) Lead Generation Fee.

Notwithstanding the above, Lead Generation Fees with respect to Upgrades will be 25% of the actual Net Sales price.

IN WITNESS WHEREOF the Parties hereto have executed this Amendment as of the Effective Date set forth above.

MEDTRONIC NAVIGATION, INC. By: /s/ Scott Hutton Name: Scott Hutton Title: VP/ GM Date: October 31, 2016	MAZOR ROBOTICS LTD. By: /s/ Jonathan Adereth Name: Jonathan Adereth Title: Chairman of the Board of Directors Date: October 24, 2016

By: /s/ Ori Hadomi Name: Ori Hadomi Title: Chief Executive Officer Date: October 24, 2016